EXHIBIT 10.25
INFINITY PROPERTY AND CASUALTY CORPORATION

RESTRICTED SHARE AWARD AGREEMENT

Infinity Property and Casualty Corporation (the “Company”), hereby awards to [INSERT NAME] (the “Participant”)                  restricted shares of its common stock (the “Restricted Shares”) in accordance with and subject to the terms of the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto and made a part hereof, and of this Restricted Share Award Agreement (the “Agreement”).
1.Vesting of Restricted Shares. The Restricted Shares shall vest according to the following schedule:

Years of Service	Vested Percentage
1%
2%
3	100%
4%

2.    Acceptance by Participant. The receipt of the Restricted Shares or any portion thereof is conditioned upon acceptance by the Participant of the terms and conditions of this Agreement and the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to such terms in the Plan.
3.    Restrictions on Restricted Shares. The Restricted Shares acquired pursuant to this Agreement are subject to certain restrictions affecting the sale, assignment, transfer, pledge, hypothecation or other disposition of such restricted Shares in accordance with and subject to the terms of the Plan. Unless otherwise provided in a Participant’s employment agreement or other written agreement with the Company, the Participant shall not be entitled to accelerated vesting of the Restricted Shares upon the Participant’s Retirement.
4.    Transferability. Except in the event of Participant’s death, the Restricted Shares are non-transferable.
5.    No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s service to the Company at any time, with or without cause. The Participant shall not have any voting or other rights as a shareholder with respect to any Restricted Shares prior to the vesting of such Restricted Shares; provided; however that the Participant shall be entitled to receive dividends or other distribution rights on the terms provided for in the Plan.
6.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding

(“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility.
7.    General Provisions.
(a)    Compliance with Law. No Common Shares shall be issued pursuant to this Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
(b)    Governing Law. To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Ohio without regard to conflict of law principles.
(c)    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
(d)    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
(e)    Amendment. The Committee may, amend, prospectively or retrospectively, the terms of an Award under this Agreement; provided, that, no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the Participant's rights under this Agreement without the Participant's written consent.
(f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the ____ day of _________________, 20___.
INFINITY PROPERTY AND CASUALTY CORPORATION
By: _______________________
Name: _____________________
Title: ______________________

I hereby accept the award of Restricted Shares set forth above in accordance with and subject to the terms and conditions of this Agreement and of the Plan and agree to be bound thereby.

_______________________
Participant